UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2015

Natera, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Industrial Road, Suite 410

San Carlos, California 94070

(Address of principal executive offices, including zip code)

(650) 249-9090

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 12, 2015, Natera, Inc. (“Natera”) issued a press release announcing its results for its third quarter ended September 30, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Natera approved the Natera, Inc. Management Cash Incentive Plan (the “Plan”). The purpose of the Plan is to motivate participants, who will be selected by the Committee for each performance period, to achieve excellent short- and long-term financial performance for Natera and its business units. The Plan accomplishes these goals by paying cash awards to participants after the achievement of specified performance goals.

The Plan will be administered by the Committee, although it may delegate its authority to individual directors or employees of Natera. The Board of Directors or the Committee may amend, suspend or terminate the Plan at any time and for any reason. The Committee will select the employees who will be eligible to receive an award during any particular performance period, which may include Natera’s principal executive officer, principal financial officer or other named executive officers; establish the performance goals that must be achieved by each participant for a performance period; establish a target award for each participant, which may be expressed as a percentage of his or her base salary earned during the applicable performance period or as a specific dollar amount; and establish a payout formula or formulas for purposes of determining any actual awards to be paid to each participant for a performance period. Performance periods may consist of a fiscal year or a longer or shorter period. The performance goals will be based on one or more performance metrics set forth in the Plan, and will be selected by the Committee.

The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance, because the Committee has the discretion to select the participants for each performance period. The actual awards (if any) payable for a particular performance period will vary depending on the extent to which actual performance meets, exceeds or falls short of the performance goals for that performance period. The Committee has the authority to determine whether performance goals were achieved or exceeded and retains the discretion to increase, reduce or eliminate the bonus that otherwise would have been payable based on actual performance.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Herm Rosenman
Herm Rosenman
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: November 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 12, 2015.